EXHIBIT 10.12

COMMERCIAL PAPER

ISSUING AND PAYING AGENT AGREEMENT

(Book-Entry Obligations Using DTC)

THIS AGREEMENT (this “Agreement”) dated as of August 15, 2016 (the “Effective Date”) is entered into by and between Waste Management, Inc., a Delaware corporation (the “Issuer”), with offices at 1001 Fannin, Houston, TX 77002, and Bank of America, National Association (the “Bank”), with offices at 135 South LaSalle Street, IL4-135-05-07, Chicago, IL 60603.

Section 1.	Appointment

The Issuer requests and hereby appoints the Bank to act on a non-exclusive basis as agent for the Issuer in connection with the issuance and payment of unsecured book-entry obligations (each, a “Book-entry Obligation”) as evidenced by Master Note (the “Note Certificate(s)” and, together with the Book-entry Obligations, the “Obligations”) in the form appended hereto in Exhibit A. The Bank hereby agrees to act as agent for the Issuer, subject to the provisions of this Agreement, beginning on the Effective Date. The Book-entry Obligations may be placed by dealers (the “Dealers”) pursuant to Section 5 hereof. The Issuer will promptly notify the Bank of the appointment or resignation of any Dealer.

Section 2.	Certificate Agreement

The Issuer acknowledges that the Bank has entered into with The Depository Trust Company (“DTC”) the commercial paper certificate agreement attached hereto as Exhibit B (the “Certificate Agreement”). The Certificate Agreement is hereby incorporated by reference herein and made a part hereof. The Issuer acknowledges and agrees that the continued effectiveness of the Certificate Agreement is a condition precedent to the Bank acting as agent hereunder and providing services related to the Obligations.

Section 3.	Letter of Representations; Certificate of Authorized Persons

a. The Bank and the Issuer agree to comply with the relevant portions of DTC’s Commercial Paper Issuing and Paying Agent Manual, and the DTC Same Day Settlement System Rules (collectively the “DTC Rules”). The Issuer understands that as one of the conditions of its participation in the DTC, it shall be necessary for the Issuer and the Bank to enter into a Letter of Representations, attached hereto as Exhibit C, and for DTC to receive and accept such Letter of Representations.

b. The Issuer has delivered to the Bank a certificate (as may be amended by the Issuer from time to time, the “Certificate of Authorized Persons”), a copy of which is appended hereto as Exhibit D, containing the name, title, contact details, and true signature of each officer of the Issuer or other person duly authorized to take action on behalf of the Issuer with respect to the Obligations (each an “Authorized Person” and, collectively, the “Authorized Persons”). The Issuer agrees to promptly provide a revised Certificate of Authorized Persons to the Bank in the event that the Authorized Persons of the Issuer change.

c. The Issuer agrees that the Bank shall not be liable for the Bank’s action or inaction, in each case, taken or not taken in good faith by the Bank, in reliance on the Certificate of Authorized Persons at any time, including any inaccurate Certificate of Authorized Persons for which a copy of an accurate replacement Certificate of Authorized Persons has not been provided by the Issuer to the Bank.

Section 4.	Master Note

a. The Issuer will, prior to the Effective Date, deliver to the Bank a Note Certificate registered in the name of Cede & Co., a nominee of DTC, evidencing the Obligations. The Note Certificate shall bear the manual or facsimile signatures of one or more Authorized Persons and specify the date of issuance (the “Issue Date”), the full legal name of the Issuer, and the name of the bank acting as paying agent for the Issuer.

b. Any Obligation (as evidenced by the Note Certificate) shall, upon the Bank’s issuance of such Obligation in compliance with the terms of this Agreement on behalf of the Issuer, bind the Issuer notwithstanding that one or both of such Authorized Persons providing the Instructions for issuance of the Obligation are no longer Authorized Persons on the date such Obligation is issued by the Bank. Furthermore, the Issuer agrees that the Bank shall have no duty or responsibility to determine the genuineness of the facsimile and/or manual signatures appearing on any document, including but not limited to any Instructions or the Note Certificate, if such facsimile or manual signature reasonably resembles the corresponding specimen signature of an Authorized Person listed on the most recent Certificate of Authorized Persons provided by the Issuer to the Bank.

Section 5.	Instructions

a. The term “Instructions” shall mean a communication, purporting to be from an Authorized Person, in the form of:

(i)	a transmission through an instruction and reporting communication service (“IPASS”) offered by the Bank pursuant to Section 10 hereof;

(ii)	any direction from the Issuer or their Dealers delivered electronically in accordance with standard practices in the financial services industry, including Instructions delivered via Depository Trust & Clearing Corporation Pre-Issuance Messaging (DTC PIM) system; or

(iii)	a written notice, including a written notice transmitted by facsimile or e-mail, which bears or purports to bear the signature of an Authorized Person.

b. Instructions transmitted over IPASS or DTC PIM system, including Instructions from Dealers, shall be deemed conclusive evidence that such Instructions are correct and complete and that the issuance specified in such Instructions has been duly authorized by an Authorized Person. The Bank shall not be liable for rejecting Instructions as a result of inaccurate IDs or Passwords indicated thereon.

c. Instructions may be given at any time prior to 1:00 PM New York Time on the day on which the Instructions are to be operative; provided that any Instructions received on a day on which the Bank is not open for business, will be operative, as appropriate, on the next succeeding day on which the Bank is open for business. If the Bank, in its sole discretion, acts upon Instructions transmitted after 1:00 PM New York Time on the day on which the Instructions are to be operative, the Issuer understands and agrees that (i) such Instructions shall be acted upon, on a reasonable efforts basis, by the Bank pursuant to the custom and practice of the commercial paper market, and (ii) the Bank makes no representations or warranties that the issuance and delivery of any Note or Obligation pursuant to Section 6 shall be completed prior to the close of business on the Issue Date specified in the applicable Instructions.

Section 6.	Issuance

a. The Bank’s sole duties in connection with the issuance of the Book-entry Obligations represented by the Note Certificate shall be as follows:

(i) to maintain a record of the outstanding Note Certificate on IPASS;

(ii) following receipt of applicable Instructions, to assign a CUSIP number to each Obligation to be issued;

(iii) following receipt of applicable Instructions that set forth the face or principal amount, net dollar amount, Issue Date, maturity date, interest rate (if any), and amount of interest due at maturity date, and the applicable discount amount (if any), for an Obligation, to cause delivery of such Obligation on behalf of the Issuer by way of data entry or data transfer to the DTC Same Day Funds Settlement System (“SDFS”), and to receive from SDFS a confirmation receipt that delivery of such Obligation was effected; and

(iv) prior to the close of business on each Issue Date, to credit in immediately available funds the net proceeds of all delivered Obligations according to the Issuer’s standing instruction signed by an Authorized Person, attached hereto as Exhibit F.

(v) If the Bank has collected funds for the delivery of an Obligation, but does not transfer or credit such funds as required pursuant to clause (iv), then, on the next business day, the Bank shall transfer or credit such funds as required pursuant to clause (iv), plus any interest thereon at the prime rate as quoted by the Bank.

b.	(i) The Issuer acknowledges that (A) the delivery of an Obligation against payment (i.e., the principal amount of the Obligation less the discount specified in the Instructions or the principal amount of an interest bearing Obligation) and the actual receipt of payment thereof are not simultaneous transactions and (B) the purchaser of an Obligation is obligated to settle its purchase of such Obligation in immediately available funds on the Issue Date for such Obligation. The Issuer, and not the Bank, shall bear the risk of such purchaser’s failure to remit the net amount of the Obligation.

(ii) The Bank shall have no duty or responsibility to transfer to the Issuer any amounts from the sale of an Obligation, or to advance to the Issuer any monies or otherwise provide any credit to the Issuer with respect to such proceeds or transfers, unless and until (A) the Bank actually receives the proceeds of the sale of such Obligation and (B) the Bank’s receipt of such proceeds is not subject to reversal or cancellation.

Section 7.	Payment

a. The Issuer shall provide or cause to be provided Instructions to the Bank regarding payment of Obligations at maturity. The Bank’s sole duty in connection with payment of the Obligations at maturity shall be to pay the principal amount of the Obligation or principal plus interest of an interest-at-maturity Obligation, in each case as specified in the applicable Instructions.

b. The Bank shall debit the Issuer’s account with the Bank (Account No. 4451133603) for any maturing Obligation of the amount referred to in this Section 7. The Bank shall not make a payment with respect to any maturing Obligation of the amount referred to in this Section 7 unless immediately available funds in the amount to be paid in respect of such Obligation have been received by the Bank prior to 2:00 PM New York Time on the applicable maturity date, unless otherwise agreed in writing with the Bank. No liability shall attach to the Bank if there are insufficient funds to make a payment in whole or in part.

c. The Issuer shall provide or cause to be provided Instructions to the Bank regarding any specified interim interest payment. The Bank shall update IPASS with base rate information from the Issuer or publications of London interbank offered rate (“LIBOR”) or federal funds rate, and the Bank shall not be liable for any error resulting from reliance on base rate information. The Bank’s sole duty in connection with the interim interest payments shall be to pay the applicable interest payment as specified in the applicable Instructions, to the account specified in such Instructions.

d. The Bank shall not make an interim interest payment unless Instructions are received prior to 10:30 AM New York Time on the payment date. The Bank shall debit the Issuer’s account with the Bank (Account No. 4451133603) for any interest payment. No liability shall attach to the Bank if there are insufficient funds to make a payment in whole or in part. Should available funds not be received by the Bank prior to 2:00 PM New York Time the afore mentioned interest payment shall be cancelled at DTC. If the Bank acts upon Instructions transmitted after 10:30 AM New York Time, the Issuer understands and agrees (i) such Instructions shall be acted upon, on a reasonable efforts basis, by the Bank pursuant to the custom and practice of the commercial paper market, and (ii) the Bank makes no representations or warranties that the interim interest payment pursuant to Section 7 shall be completed prior to the close of business on the date specified in the applicable Instructions.

Section 8.	United States Dollars

The Issuer agrees that the Obligations issued or presented hereunder shall be denominated solely in United States Dollars. The Issuer further agrees that payment of any and all amounts due pursuant to the provisions of this Agreement shall be made solely in United States Dollars.

Section 9.	No Agency or Trust and No Implied Duties

a. The Bank shall have no obligations under this Agreement towards, or any relationship of agency or trust with, any Purchaser and shall only be obligated to perform, in good faith, the duties of the Bank as set out specifically in this Agreement. The Bank shall have no implied duties or obligations under this Agreement.

b. The Bank shall not be under any obligation to take any action hereunder through which the Bank may incur any expense or liability, the prompt payment of or indemnification for which is not, in its opinion, assured.

Section 10.	Issuing and Paying Agent Servicing System (IPASS)

a. Upon receipt of a completed IPASS Enrollment Form in the form of Exhibit E attached hereto, the Bank hereby grants the Issuer and each Authorized Person access to IPASS for the limited purposes set forth herein until the termination of this Agreement in accordance with Section 14. The Issuer and each Authorized Person will be permitted to access IPASS for the purposes of transmitting Instructions to the Bank or obtaining a record of the Note Certificate with respect to the Obligations.

b. The Issuer acknowledges that under IPASS, each Obligation (and the Note Certificate, if any, related thereto) shall remain subject to applicable laws, regulations, rules and the provisions hereof. The Bank shall be entitled to limit or restrict the Issuer’s or any Authorized Person’s use of IPASS as the Bank deems necessary or desirable in its sole discretion. The Issuer acknowledges and agrees that it and each Authorized Person shall be permitted to access information through IPASS only for those Obligations that it is authorized to access and no other Obligation. Each Authorized Person shall be limited in its access rights to IPASS to the same extent of the Issuer, and no Authorized Person shall be permitted to access a broader scope of information about an Obligation than the Issuer may access at such time.

c. Except as set forth in this Section 10, with respect to any agreement between the Issuer and its Authorized Persons, the Issuer shall acquire no title, ownership or sublicensing rights whatsoever in IPASS or in any trade secret, trademark, copyright or patent of the Bank now or to become applicable to IPASS. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute IPASS for any purpose.

d. The Issuer shall ensure the security and confidentiality of all identification numbers (“IDs”) and passwords (“Passwords”) to access IPASS, whether issued to the

Issuer or any Authorized Person by the Bank, and whether chosen by the Issuer, any Authorized Person or the Bank. The Issuer agrees not to share, transfer, disclose, make available or otherwise provide access to the Issuer’s IDs and Passwords to any person who is not an Authorized Person. The Issuer is responsible for all access and activity conducted, including the sending of Instructions, using all IDs and Passwords permitting access to IPASS. The Issuer shall immediately notify the Bank in writing, (i) if the Issuer discovers or has received notice that an ID or Password has been compromised by actual or suspected unauthorized use, loss, disclosure, access or acquisition, (ii) if the Issuer suspects or discovers unauthorized access to or use of IPASS for any reason, or (iii) when an Authorized Person, with a unique ID and Password, is no longer permitted access to IPASS. The Issuer shall take all necessary and advisable corrective actions, and shall cooperate fully with the Bank to prevent, mitigate or rectify any unauthorized activity involving an ID or Password or IPASS.

The Issuer agrees to indemnify the Bank in accordance with Section 13 against any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney’s fees, that are incurred by the Bank to the extent arising out of or resulting from the failure of the Issuer or any of its Authorized Persons to maintain security and confidentiality of the applicable IDs and Passwords.

e. The Issuer agrees that use of IPASS is subject to the terms of this Agreement (the “Terms”), as they may be amended, and applicable laws and regulations. The Terms are binding on the Issuer (including the Issuer’s employees, agents and successors) and each Authorized Person. The Bank may add, remove or modify the information available on IPASS at any time without prior notice. The Issuer acknowledges that IPASS may be unavailable to the Issuer from time to time, as necessary.

f. IPASS may be used to access copies of the Note Certificate. The Issuer acknowledges that any printed version of the Note Certificate is merely a copy and is not, and shall not be considered by the Issuer or any Authorized Person to be, the official Note Certificate. The Bank shall not be liable for the completeness, correctness, accuracy, adequacy, usefulness, timeliness, reliability or otherwise of the Note Certificate or any information accessed through IPASS regarding an Obligation.

g. IPASS AND ALL INFORMATION, SERVICES, SOFTWARE AND OTHER MATERIALS PROVIDED THROUGH IPASS ARE PROVIDED “AS IS” AND “AS AVAILABLE” WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND. THE BANK AND ITS SUPPLIERS SPECIFICALLY DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF INTELLECTUAL PROPERTY, QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THE ISSUER’S USE OF IPASS AND ALL INFORMATION, SERVICES, SOFTWARE AND OTHER MATERIALS PROVIDED THROUGH IPASS IS AT ITS OWN DISCRETION AND RISK.

THE BANK DOES NOT GUARANTEE SECURITY OF IPASS OR PREVENTION FROM LOSS OF, ALTERATION OF, OR IMPROPER ACCESS TO THE ACCOUNT

INFORMATION OR DATA. THE BANK MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO OR RESULTING FROM THE USE OF OR INABILITY TO USE IPASS, MISTAKES, OMISSIONS, SERVICE INTERRUPTIONS, DELETION OF FILES, LOSS OR MODIFICATION OF CONTENT OR DATA, ERRORS, DEFECTS, MISDELIVERIES, DELAYS IN OPERATION OR TRANSMISSION OR ANY FAILURE OF PERFORMANCE, WHETHER OR NOT LIMITED TO CIRCUMSTANCES BEYOND ITS CONTROL, COMMUNICATION FAILURE, THEFT, DESTRUCTION OR UNAUTHORIZED USE, ACCESS TO OR ACQUISITION OF ANY SERVER, RECORDS, PROGRAMS OR SERVICES.

THE ISSUER UNDERSTANDS THAT THE BANK MAKES NO REPRESENTATION OR WARRANTY REGARDING THE USE OF THE INFORMATION AVAILABLE THROUGH IPASS IN TERMS OF ITS COMPLETENESS, CORRECTNESS, ACCURACY, ADEQUACY, USEFULNESS, TIMELINESS, RELIABILITY OR OTHERWISE. THE ISSUER FURTHER UNDERSTANDS THAT INFORMATION OBTAINED BY THE ISSUER THROUGH IPASS MAY (I) INCLUDE TECHNICAL INACCURACIES OR TYPOGRAPHICAL ERRORS OR (II) BE PREPARED WITH, OR BASED ON, INFORMATION RECEIVED FROM ONE OR MORE THIRD PARTIES. THE ISSUER AGREES THAT IT WILL INDEPENDENTLY VERIFY ALL INFORMATION IT OR ANY AUTHORIZED PERSON OBTAINS THROUGH IPASS BEFORE RELYING ON IT AND THAT THE BANK SHALL NOT BE LIABLE FOR, OR FOR THE RESULT OF, ANY DECISIONS MADE BY THE ISSUER BASED ON SUCH INFORMATION.

Section 11.	Representations and Warranties

The Issuer and/or the Bank, as indicated below, (each a “Party” and together the “Parties”) represent and warrant as to itself only and not as to the other Party as follows:

a. This Agreement and the Obligations have been duly authorized and this Agreement when executed and the Obligations when issued in accordance with Instructions, will be valid, legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This Agreement has been duly authorized and when executed will be a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with its terms;

b. The Issuer represents and warrants that this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, or (ii) result in any violation of the provisions of the articles of incorporation or the by-laws of the Issuer (or equivalent corporate formation and governance documentation).

c. Each of the Issuer and the Bank, respectively, represents and warrants that this Agreement and the consummation of the transactions herein contemplated will not result in any violation of any statute or any order, rule or regulation of any court or government agency, regulatory authority or body of any country having jurisdiction over the Issuer or the Bank, as applicable, or any of their respective properties;

d. The Issuer represents and warrants that no consent, approval, authorization, order, registration or qualification of or with any court, or governmental agency, regulatory authority or body of any country having jurisdiction over the Issuer or any of its properties is required for the issuance or sale of the Obligations, except such as have been, or will have been obtained prior to the issuance or sale of the Obligations, and such consents, approvals, authorizations, registrations or qualifications as may be required under “blue sky” or state securities laws, or insurance laws or by any regulatory authority in connection with the issuance and/or sale of the Obligations by the Issuer; and

e. The Issuer represents and warrants that each Obligation will be exempt from registration under the Securities Act of 1933, as amended. Each Instruction provided by the Issuer or related Authorized Persons to issue Obligations under this Agreement shall be deemed a representation and warranty by the Issuer as of the date thereof that the representations and warranties herein are true and correct as if made on and as of such date.

Section 12.	Compensation

The Issuer agrees to pay such compensation for the Bank’s issuing and paying agent services pursuant to this Agreement in accordance with the Bank’s schedule of fees dated July 19, 2016 and executed by the Issuer, as amended from time to time (subject to prior written notification delivered to the Issuer not less than thirty (30) days prior to the effective date of any amendment). All payments to the Bank under this Agreement shall be made gross of any tax, (with appropriate gross-up for withholding taxes). Nothwithstanding anything herein to the contrary, the Bank shall only debit fees that remain unpaid for sixty (60) days or more to the extent the Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to pay when due any outstanding Obligations with respect to the Notes of the Issuer. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim under the Bankruptcy Code against the Issuer for any such insufficiency unless and until the Issuer does have such excess cash flow or excess funds. The provisions of this Section 12 shall survive (i) the Bank’s resignation or removal as the issuing and paying agent hereunder and (ii) the termination of this Agreement.

Section 13.	Indemnification

a. Notwithstanding anything to the contrary in this Agreement, the Issuer and the Bank agree that, except in the case the gross negligence, or willful misconduct of the Bank, the Bank shall not be liable for any losses, damages, liabilities or costs suffered or incurred by the Issuer in relation to this Agreement. The Issuer and the Bank agrees that in any case in which the Bank may be liable as a result of the Bank’s gross negligenceor willful misconduct of the Bank, the Bank will only be liable up to an amount equal to the aggregate of the fees paid by the Issuer to the Bank in respect hereof plus any amount of indemnification previously received by the Bank from the Issuer in accordance with the provisions hereof. The Issuer, in the absence of gross negligence, or willful misconduct of the Bank, agrees to indemnify the Bank and hold it harmless from and against (x) any and all actions, claims (groundless or otherwise), suits, losses, fines and penalties arising out of the Bank’s performance of its obligations in accordance with this Agreement and (y) any damages, costs, expenses (including reasonable legal fees and disbursements), losses or liabilities incurred by the Bank to the extent relating to any such actions, claims, suits, losses, fines or penalties or to any breach of this Agreement by the Issuer.

b. Notwithstanding any contrary provision herein, neither the Bank nor its affiliates, suppliers, contractors, service providers, directors, officers, employees and agents will be liable for any damages, including without limitation, direct or indirect, incidental, special, consequential, exemplary or punitive damages arising out of or in any way related to this Agreement or IPASS, including the delivery of, or the implementation of Instructions as delivered, through IPASS, whether based on contract, tort, strict liability or otherwise. This provision applies without limitation to any damages or injury arising from any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, computer virus, line system failure, file corruption, network or system outage, or loss, use or modification of content or data, even if advised of the possibility of such damages. No third party, including but not limited to any Authorized Person, shall have any right to or claim for indemnification from the Bank under this Agreement.

c. This Section 13 shall survive any termination of this Agreement and the issuance and payment of the Obligations.

Section 14.	Termination

a. This Agreement shall terminate on the date that is the earlier of (i) the date on which the Certificate Agreement is no longer in place for whatever reason and (ii) the date on which the Bank or the Issuer has terminated this Agreement in accordance with this Section 14.

b. The Bank may terminate this Agreement at any time with not less than seven (7) day’s prior written notice to the Issuer. The Issuer may terminate this Agreement at any time by not less than thirty (30) days’ prior written notice to the Bank. In the event this Agreement is terminated by the Issuer, the Issuer shall bear any reasonable costs related to the transfer or completion of the Bank’s responsibilities hereunder.

c. No termination of this Agreement shall affect the rights and obligations of the Issuer and the Bank which have accrued under this Agreement prior to such termination. In the event of termination of this Agreement, for any reason, the Bank agrees that it shall cooperate with the Issuer or its designee for the orderly transition of services hereunder; provided, however, that nothing herein shall be construed as requiring the Bank to continue meeting its obligations hereunder until such time as a replacement for the Bank is appointed by the Issuer. This Section 14 shall survive any termination of this Agreement and the issuance and payment of the Obligations.

Section 15.	Addresses

a. Instructions hereunder shall be mailed, faxed, emailed, or transmitted via IPASS or DTC PIM to the Bank at the address, facsimile number, or email address specified below, as applicable, and shall be deemed delivered upon actual receipt by the Bank’s Commercial Paper Issuance Operations at the address, facsimile number or e-mail address specified below:

Bank of America, National Association

135 South LaSalle Street

IL4-135-18-11

Chicago, Illinois 60603

Attn: IPA Services

Telephone:        (312) 992-7990

Facsimile:         (866) 940-0414

Email: IPA.US@baml.com

b. All notices, requests, demands and other communications hereunder (excluding Instructions) shall be in writing and shall be deemed to have been duly given (i) upon delivery by hand (against receipt), or (ii) by United States Post Office registered mail (against receipt) or by regular mail (when mailed) to the Party, in each case at the address set forth below or at such other address as either party may designate by written notice:

(A)	The Issuer:

Waste Management, Inc.

1001 Fannin,

Houston, TX 77002

Attn: Treasurer

Telephone:        713-394-2189

Facsimile:          713-942-1580

With a copy to (which shall not constitute notice):

Waste Management, Inc.

1001 Fannin

Houston, TX 77002

Attn: General Counsel

Facsimile:        713-209-9710

E-mail: GCLegal@wm.com

(B)	The Bank:

Bank of America, National Association

135 South LaSalle Street

IL4-135-05-07

Chicago, Illinois 60603

Attn: IPA Services

Telephone:

Facsimile:         312-453-4443 or 312-453-3478

Section 16.	Funds Held on Account; No Interest Earned

Funds received by the Bank in accordance with the issuance of Obligations or payments on the Obligations shall be held pursuant to this Agreement until such time as it is transferred in accordance with relevant Instructions or this Agreement. Except as otherwise provided in this Agreement, the Bank shall not be liable for interest on any funds received, or held by, it hereunder.

Section 17.	Miscellaneous

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and, as applicable, operating circulars of the Federal Reserve Bank, federal laws and regulations as amended, New York Clearing House rules, the DTC Rules, and general commercial bank practices applicable to commercial paper issuance and payment, funds transfer and related activities.

b. The Issuer and the Bank irrevocably agree that the courts of the United States federal courts or the courts of the State of New York sitting in the Borough of Manhattan are to have jurisdiction to settle any disputes or determine any proceedings (respectively, “Disputes” and “Proceedings”) which may arise out of or in connection with this Agreement, any Instructions or any Obligations and that accordingly any Proceeding or Dispute so arising may be brought in such courts. Each of the Issuer and the Bank irrevocably and unconditionally waive and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Disputes or Proceedings in the courts of New York and any claim that any Disputes or Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Disputes or Proceedings brought in the courts of New York shall be conclusive and binding upon the Issuer and the Bank and may be enforced in the courts of any other jurisdiction. Nothing in this clause shall limit any right to take Disputes or Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Disputes or Proceedings in one or more jurisdictions preclude the taking of Disputes or Proceedings against the Issuer in any other jurisdiction, whether concurrently or not.

c. This Agreement may not be assigned by the Issuer and may not be modified, or amended or supplemented except by a writing or writings duly executed by the duly authorized representatives of the Issuer and the Bank.

d. Neither Party will use the other’s name or refer to the other Party, directly or indirectly, in any solicitation, marketing material, advertisement, news release or other release to any publication with out receiving the other Party’s specific prior written approval for each such use or release.

e. No failure or delay on the part of any Party in exercising any power of right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given.

f. This Agreement, together with the exhibits attached hereto, contains the entire understanding and agreement between the Bank and the Issuer with respect to the Obligations. All prior agreements, understandings, representations, statements, promises, inducements, negotiations, and undertakings and all existing contracts previously executed between the Bank and the Issuer with respect to the Obligations are superseded in whole hereby.

g. With respect to all references herein to nouns, insofar as the context requires, the singular form shall be deemed to include the plural, and the plural form shall be deemed to include the singular. Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

h. In no event shall the Bank be liable for any failure or delay in the performance of its obligations hereunder because circumstances beyond the Bank’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement. The Bank has no responsibility if DTC fails to perform in any respect.

i. Following its receipt of written request of the Issuer, the Bank shall provide the Issuer with information the Bank has with respect to any Obligations issued and paid hereunder. In addition, the Bank agrees to cooperate with the Issuer with respect to any matter directly or indirectly related to examinations, audits, inspections, and other regulatory proceedings performed by internal or external auditors of the Issuer or by any regulatory agency with jurisdiction over the Issuer. All costs and expenses (including reasonable legal expenses) incurred by the Bank in conjunction with this clause (i) of Section 17 shall be promptly reimbursed by the Issuer upon written demand to the Issuer by the Bank.

j. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement. This Agreement, signed and transmitted by facsimile or Portable Document Format (PDF), is to be treated as an original document and the signature of any party hereon, if so transmitted, is to be considered as an original signature, and the document so transmitted is to be considered to have the same binding effect as a manually executed original.

k. The Issuer shall deliver to the Bank a duly executed Corporate Resolution or such other documentation of such officer’s authorization to open accounts and execute agreements and/or act on behalf of the Issuer as the Bank may reasonably require.

l. The Bank and the Issuer are authorized to withhold and remit any taxes in accordance with applicable law and will not be required to pay any additional amounts in respect of such withholding.

m. Clauses (a), (b), (d), (g), (h) and (i) of this Section 17 shall survive any termination of this Agreement and the issuance and payment of the Obligations.

[Signature page follows]

In witness whereof, the Bank and the Issuer have caused this Agreement to be executed on their behalf by their respective officers thereto duly authorized as of the day and year first above written.

Bank of America, National Association		Waste Management, Inc.

/s/ Marili Nieminski		/s/ Devina A. Rankin
Signature		Signature
Name:	Marili Nieminski	Name:	Devina A. Rankin
Title:	Vice President	Title:	Vice President and Treasurer

Date:	August 17, 2016	Date:	August 11, 2016